Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-133223 and 333-133225 on Form S-3 of our report dated March 2, 2007, (which report expresses an unqualified opinion) relating to the financial statements of Merrill Lynch Life Insurance Company, appearing in this Annual Report on Form 10-K of Merrill Lynch Life Insurance Company for the year ended December 31, 2006.

/s/ Deloitte & Touche LLP

New York, New York
March 25, 2008